================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                      December 17, 2002 (December 11, 2002)

                         WESTERN POWER & EQUIPMENT CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                  0-26230                      91-1688446
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                 (IRS Employer of
       incorporation)             File Number)               Identification No.)

                  6407-B N.E. 117th Avenue, Vancouver, WA 98662
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 360-253-2346
         ---------------------------------------------------------------
         (Former name or former address, if changed since last report.)

              4601 N.E. 77th Avenue, Suite 200, Vancouver, WA 98662

================================================================================

Item 1. Changes in Control of Registrant

Not Applicable.

Item 2. Acquisition or Disposition of Assets

Not Applicable.

Item 3. Bankruptcy or Receivership

Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant

(a) Previous independent accountants

     The Board of Directors of Western Power & Equipment Corp., upon recommendation of its Audit Committee, dismissed its independent accountants, Moss Adams LLP on December 11, 2002. The report of Moss Adams LLP on the consolidated financial statements of Western Power & Equipment Corp. as of July 31, 2002 and for the year then ended contained no adverse opinions or disclaimer of opinion and were not otherwise qualified or modified as to uncertainty, audit scope, or accounting principle, except that the report of Moss Adams LLP for the fiscal year ended July 31, 2002 contained an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern. In connection with its audit of the consolidated financial statements of Western Power & Equipment Corp. as of July 31, 2002 Moss Adams LLP and the Company were not in agreement with respect to the valuation of inventories and the recognition of impairments related to fixed assets and goodwill. Those disagreements were resolved by the Company recording adjustments in the fourth quarter of fiscal 2002, which reduced operating earnings by approximately $7.3 million in the quarter. The Company also inadvertently filed its annual report on Form 10-K for the year ended July 31, 2002 prior to receiving written consent from Moss Adams LLP. The Company subsequently modified its annual report to include all required forms and Moss Adams LLP's written consent. Western Power & Equipment Corp. has requested that Moss Adams LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 17, 2002 is filed as Exhibit 16.0 to this Form 8-K.

Information respecting a previous change in certifying public accountants is included in the Form 8-K/A filed on December 11, 2001.

(b) New independent accountants

Western Power & Equipment Corp. engaged Grassi & Co., CPAs, P.C. as its new independent accountants as of December 13, 2002. It had previously engaged Moss Adams LLP on December 6, 2001.

During the two fiscal years and the subsequent interim period prior to the engagement of Grassi & Co., CPAs, P.C. on December 13, 2002, Western Power & Equipment Corp. did not consult with Grassi & Co., CPAs, P.C. regarding the application of accounting principles to any specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on Western Power & Equipment Corp.'s financial statements; or on any matter that was either the subject of a disagreement or a reportable event.

During the two fiscal years and the subsequent interim period prior to the engagement of Moss Adams LLP on December 6, 2001, Western Power & Equipment Corp. did not consult with Moss Adams LLP regarding the application of accounting principles to any specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on Western Power & Equipment Corp.'s financial statements; or on any matter that was either the subject of a disagreement or a reportable event.

Item 5. Other Events and Regulation FD Disclosure

None.

Item 6. Resignations of Registrant's Directors

Not Applicable.

Item 7. Financial Statements and Exhibits

None.

Item 8. Changes in Fiscal Year

Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S

Not Applicable.

Exhibits.

16.0 Moss Adams LLP letter related to Item 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Western Power & Equipment Corp.


Date: December 17, 2002                 By: _________________________________
                                            Mark J. Wright, Vice President of
                                            Finance & Chief Financial Officer